CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee (1)
Common Shares, without par value	$100,000,000	$11,590

(1)	Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended, based on the maximum aggregate offering price.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197771

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2014)

$100,000,000

FIRST FINANCIAL BANCORP.

Common Shares

We have entered into a distribution agreement with Raymond James & Associates, Inc. (“Raymond James” or “sales agent”) relating to common shares, without par value (the “Common Shares”), of First Financial Bancorp. (“First Financial”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, we may offer and sell Common Shares having aggregate sales proceeds of up to $100,000,000 from time to time through the sales agent, provided, that in no event shall the aggregate number of Common Shares offered and sold under the offerings conducted pursuant to this prospectus supplement exceed 5,000,000 Common Shares. Under the distribution agreement, we may also sell Common Shares directly to Raymond James. Sales of the Common Shares, if any, will be made by means of ordinary brokers’ transactions on NASDAQ Global Select Market at market prices, in block transactions or as otherwise agreed with the sales agent. We will pay Raymond James a commission equal to 2.0% of the gross sales price per Common Share for any Common Shares sold through it under the distribution agreement, including an expense reimbursement of up to $100,000.

The sales agent is not required to sell any specific number or dollar amount of Common Shares, but, subject to the terms and conditions of the distribution agreement and unless otherwise agreed by the sales agent and us, the sales agent will use its commercially reasonable efforts to sell the Common Shares offered as our agent.

The Common Shares are listed on NASDAQ Global Select Market under the symbol “FFBC.” On March 2, 2017, the closing price for the Common Shares was $27.70.

Investing in our Common Shares involves risks. See “RISK FACTORS” beginning on page S-5 of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein for a discussion of factors you should carefully consider before buying Common Shares.

Neither the Securities and Exchange Commission, nor any state securities commission nor any bank regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.

RAYMOND JAMES

The date of this prospectus supplement is March 3, 2017

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We have not, and the sales agent has not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should not assume that any information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

S-i

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before making an investment decision. Please carefully read this prospectus supplement, the accompanying prospectus and the information contained in the documents referred to under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this prospectus supplement, and the accompanying base prospectus, we may offer our Common Shares having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of our Common Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INFORMATION INCORPORATED BY REFERENCE” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. We have not, and Raymond James has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell Common Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Common Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The words “First Financial Bancorp.,” “First Financial,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to First Financial Bancorp. and its subsidiaries, unless otherwise stated.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference in each. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “RISK FACTORS” section beginning on page S-5 of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the risks described in the other documents incorporated by reference herein to determine whether an investment in Common Shares is appropriate for you.

FIRST FINANCIAL BANCORP.

First Financial Bancorp. is a mid-sized, regional bank holding company formed in 1982 under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956, as amended. First Financial engages in the business of commercial banking and other banking and banking-related activities through its wholly owned subsidiary, First Financial Bank (the “Bank”), which was founded in 1863. Effective December 30, 2016, the Bank converted its charter to an Ohio state chartered bank from a nationally chartered bank.

The range of banking services provided by First Financial to individuals and businesses includes commercial lending, real estate lending, and consumer financing. Real estate loans are loans secured by a mortgage lien on the real property of the borrower, which may either be residential property (one to four family residential housing units) or commercial property (owner-occupied and/or investor income producing real estate, such as apartments, shopping centers, or office buildings). Risk of loss related to lending activities is managed by adherence to standard loan policies that establish certain levels of performance prior to the extension of a loan to the borrower. In addition, First Financial offers deposit products that include interest-bearing and noninterest-bearing accounts, time deposits, and cash management services for commercial customers. A full range of trust and wealth management services is also provided through First Financial’s Wealth Management division.

First Financial’s goal is to develop a competitive advantage through a local market focus, building long-term relationships with clients and helping them reach greater levels of financial success. First Financial serves a combination of metropolitan and non-metropolitan markets in Ohio, Indiana and Kentucky through its full-service banking centers, and provides financing to franchise owners and the financial services industry throughout the United States. First Financial’s market selection process is based upon a number of factors, but markets are primarily chosen for their potential for growth, long-term profitability, and customer reach. First Financial’s investment in non-metropolitan markets has historically provided stable, low-cost funding sources and remains an important part of the Bank’s core funding base.

As of December 31, 2016, First Financial had approximately $8.4 billion in total assets, $5.8 billion in loans, $6.5 billion in deposits and $865.2 million in shareholders’ equity, and First Financial Bank had 102 banking centers (60 in Ohio, 38 in Indiana and 4 in Kentucky) and 124 ATM centers (70 in Ohio, 50 in Indiana and 4 in Kentucky). First Financial and its subsidiaries had 1,521 full-time and part-time employees at December 31, 2016.

Our principal executive offices are located at 255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202, and our telephone number is (877) 322-9530. We maintain a website at www.bankatfirst.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

The Offering

Issuer
First Financial Bancorp.
Common Shares offered
Common Shares having aggregate sales proceeds of up to $100,000,000. All of the Common Shares that are the subject of this offering will be issued from Common Shares that we hold as treasury shares. The aggregate number of Common Shares offered and sold pursuant to this prospectus supplement will not exceed 5,000,000.
Manner of offering
“At-the-market” offering that may be made from time to time through Raymond James. See “Plan of Distribution” on page S-8 of this prospectus supplement.
Dividends
We currently pay quarterly dividends on Common Shares. We paid a quarterly cash dividend of $0.16 per Common Share on February 29, 2016, May 27, 2016, August 31, 2016 and November 30, 2016. On January 18, 2017, our Board of Directors declared a cash dividend of $0.17 per Common Share payable on April 3, 2017 to holders of Common Shares of record as of March 2, 2017. The declaration and payment of future dividends on our Common Shares will be at the discretion of our Board of Directors. Our dividend payments may be changed, reduced or eliminated altogether. See “RISK FACTORS” beginning on page S-5 of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for information regarding restrictions on our ability to pay dividends on Common Shares.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include but are not limited to working capital, capital expenditures, investments in or loans to our subsidiaries, acquisition opportunities, payment and refinancing of debt, including outstanding short-term indebtedness, if any, and satisfaction of other obligations.
Risk factors
See “RISK FACTORS” beginning on page S-5 of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the risks described in the other documents incorporated by reference herein and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before buying Common Shares.
NASDAQ Global Select Market symbol
FFBC

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference certain statements that are not statements of historical fact, but, rather, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements specifically identified as forward-looking statements within this prospectus supplement. Examples of forward-looking statements include: (i) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of our plans and objectives or our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those factors and events identified (i) in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of First Financial’s 2016 Annual Report (included within Exhibit 13 to the Annual Report on Form 10-K).

Forward-looking statements speak only as of the date on which they are made, and, except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified in their entirety by the foregoing cautionary statements. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein and in prospectus supplements, pricing supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

An investment in our Common Shares involves risks. You should carefully consider the following risk factors and other information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in each, before making an investment decision. Certain risks related to us and our business are described in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements. Risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

The Common Shares offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we and Raymond James may mutually agree to sell Common Shares pursuant to a transaction notice at any time throughout the term of the distribution agreement. The number of shares that are sold by Raymond James after agreement on the terms of such transaction notice will fluctuate based on the market price of the Common Shares during the sales period and limits we set with Raymond James. Because the price per share of each share sold will fluctuate based on the market price of our Common Shares during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

Our Common Shares represent equity interests in First Financial Bancorp. and are subordinate to all of our existing and future indebtedness. Regulatory, statutory and contractual restrictions may limit or prevent us from paying dividends on our Common Shares and there is no limitation on the amount of indebtedness we and our subsidiaries may incur in the future.

Our Common Shares are equity interests in First Financial Bancorp. and do not constitute indebtedness. As such, our Common Shares rank junior to all of our indebtedness and to other non-equity claims with respect to assets available to satisfy claims on First Financial, including in a liquidation of First Financial. Additionally, unlike indebtedness, for which principal and interest are customarily payable on specified due dates, in the case of our Common Shares: (1) dividends are payable only when, as and if authorized and declared by our Board of Directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors our Board of Directors deems relevant; and (2) as an Ohio corporation, under Ohio law, we are subject to restrictions on payments of dividends out of lawfully available funds. Accordingly, our ability to declare and pay dividends on our Common Shares may be restricted. See the discussion under the caption “DESCRIPTION OF COMMON SHARES — Dividends.”

Our Common Shares do not limit the amount of debt or other obligations we may incur in the future. Accordingly, we may incur substantial amounts of additional debt and other obligations that will rank senior to our Common Shares or to which the Common Shares will be structurally subordinated.

The trading price of our Common Shares may fluctuate significantly and this may make it difficult for you to resell the Common Shares when you want or at prices you find attractive.

The trading price of our Common Shares will likely continue to fluctuate in response to a number of factors, most of which are beyond our control. The trading price of our Common Shares may also be affected by conditions that generally affect the financial markets, including potential volatility of the trading markets. These conditions may result in: (1) fluctuations in the trading prices of shares generally and, in turn, our Common Shares; and (2) sales of substantial amounts of our Common Shares in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the trading price of our Common Shares. A significant decline in our share price could result in substantial losses for shareholders and could lead to costly and disruptive securities litigation.

There may be future sales of additional Common Shares or preferred shares or other dilution of our equity, which may adversely affect the trading price of our Common Shares.

We are not restricted from issuing additional Common Shares or preferred shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or preferred shares or any substantially similar securities. The per share trading price of our Common Shares could decline as a result of sales by us of a large number of Common Shares or preferred shares or similar securities in the market or the perception that such sales could occur.

We have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds in ways that you and other shareholders may not approve.

Our management has broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Common Shares to decline.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

As a bank holding company, we are a legal entity separate and distinct from First Financial Bank and other subsidiaries and affiliates. Our principal source of funds to pay dividends on our Common Shares and service our debt is dividends from these subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. Our banking subsidiaries generally may not, without prior regulatory approval, pay a dividend in an amount greater than their undivided profits. The Federal Reserve Board has issued a policy statement that provides that bank holding companies should generally only pay dividends out of current operating earnings. Further, the ability of First Financial Bank to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines and may restrict our ability to declare and pay dividends.

In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of Ohio law and our Articles of Incorporation, as amended (“Articles”) could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.

USE OF PROCEEDS

We intend to use the net proceeds from the offerings pursuant to this prospectus supplement for general corporate purposes, which may include but are not limited to working capital, capital expenditures, investments in or loans to our subsidiaries, acquisition opportunities, payment and refinancing of debt, including outstanding short-term indebtedness, if any, and satisfaction of other obligations. We believe that the additional tangible common equity capital that would be represented by the net proceeds will provide us with greater flexibility to utilize and deploy our capital resources. The precise amounts and timing of the application of proceeds will depend on the funding requirements of First Financial and our subsidiaries.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement under which we may issue and sell our Common Shares having an aggregate sales price of up to $100,000,000 from time to time through Raymond James as our sales agent. Sales of the our Common Shares, if any, may be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or otherwise at market prices, in block transactions or as otherwise agreed with Raymond James.

Raymond James, as sales agent, is not required to sell any specific number or dollar amount of Common Shares but will use commercially reasonable efforts to solicit offers to purchase the Common Shares upon entering into a transaction notice with us that will specify the number of Common Shares to be sold and such other matters as may be agreed upon by us and Raymond James. Subject to the terms and conditions of the distribution agreement, Raymond James will use commercially reasonable efforts to sell on our behalf all of the designated Common Shares pursuant to the terms agreed to with us, which terms will include the number of Common Shares to be offered and any minimum price below which sales may not be made. The obligation of Raymond James under the distribution agreement to sell shares pursuant to any transaction notice is subject to a number of conditions, which Raymond James reserves the right to waive in its sole discretion.

Raymond James, in its capacity as sales agent, may arrange for or make sales at the market in the existing trading market for our Common Shares, including sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act. If agreed to in a transaction notice, we may also sell Common Shares to Raymond James as principal, at a purchase price agreed upon by Raymond James and us.

We will pay Raymond James a commission equal to 2.0% of the gross sales price of any such shares sold through it as sales agent, or purchased by it as principal, as set forth in the distribution agreement. The remaining sales proceeds, after deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the Common Shares. We have also agreed to reimburse Raymond James for its out-of-pocket expenses, up to $100,000 of fees and expenses, as provided in the distribution agreement.

Settlement for sales of Common Shares will occur on the third business day following the date on which any sales are made (or an earlier day if an earlier day becomes the industry practice for regular way trading) in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of Common Shares sold through Raymond James, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to Raymond James in connection with such sales.

During the purchase date referenced in an executed transaction notice, we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of our Common Shares or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of Raymond James, other than the shares to be sold pursuant to the distribution agreement and shares issued upon the exercise or conversion of any of our securities, convertible securities, options or rights outstanding at the beginning of such period or any grants of options or awards or securities issued pursuant to existing stock-based compensation plans.

EXPERTS

The consolidated financial statements of First Financial as of December 31, 2016, and for the year then ended incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The legality of the Common Shares being offered by this prospectus supplement is being passed upon for First Financial by the law firm of Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. As of February 27, 2017, Vorys, Sater, Seymour and Pease LLP attorneys, together with members of their immediate families, owned an aggregate of 8,930 of our Common Shares. Certain legal matters will be passed upon by Morrison & Foerster LLP, New York, New York for the sales agent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.bankatfirst.com. The information on the SEC Internet site and on our Internet site is not a part of this prospectus supplement. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus supplement except to the extent updated and superseded by information contained in or incorporated by reference into this prospectus supplement. Except as otherwise noted below, we incorporate by reference the following documents that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
•	current Reports on Form 8-K filed on January 3, 2017 and January 20, 2017; and
•	the description of our Common Shares which is contained in our Registration Statement on Form S-3 (File No. 333-197771) filed with the SEC on July 31, 2014, together with any subsequent registration statement or report filed for the purpose of updating such description.

In addition, we also incorporate by reference all documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition”, or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of Form 8-K into this prospectus supplement.

Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to in this prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus supplement. Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street, Suite 2900
Cincinnati, OH 45202
Telephone: (877) 322-9530
Attention: Investor Relations

PROSPECTUS

First Financial Bancorp.

Debt Securities
Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Units

The securities listed above may be offered and sold by us from time to time in one or more separate offerings, in amounts, at prices and on other terms to be determined at the time of an offering. We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The specific terms and manner of offering of these securities will be provided in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

First Financial Bancorp.’s common shares are traded on the NASDAQ Global Select Market under the symbol “FFBC.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission, nor any state securities commission nor any bank regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Any securities offered by this prospectus and any accompanying prospectus supplement will be our equity securities or unsecured obligations and will not be deposits or accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System or any other governmental or regulatory agency or instrumentality.

The date of this prospectus is July 31, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer any combination of the securities described in this prospectus in one or more separate offerings.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the information described under the headings “Where You Can Find More Information” and “Incorporation By Reference,” before deciding whether to invest in any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

Unless the context requires otherwise, references to “First Financial Bancorp.,” “First Financial,” the “Company,” “we,” “our,” “ours” and “us” are to First Financial Bancorp. and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial condition, liquidity and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•	difficult market conditions have adversely affected our industry;
•	current levels of market volatility could have an adverse effect on our business;
•	Europe’s debt crisis could have a material adverse effect on our business, financial condition and liquidity;
•	the soundness of other financial institutions could adversely affect us;
•	there can be no assurance that enacted legislation or any proposed federal programs will stabilize the U.S. financial system and such legislation and programs may adversely affect us;
•	recently enacted and potential further financial regulatory reforms could have a significant impact on our business, financial condition and results of operations;
•	the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings;
•	when we loan money, commit to loan money or enter into a letter of credit or other contract with a counterparty, we incur credit risk, or the risk of losses if our borrowers do not repay their loans or our counterparties fail to perform according to the terms of their contracts;
•	weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, may adversely affect us, including requiring us to take additional loan loss provisions or to write down loans;
•	weakness in the real estate market, including the secondary residential mortgage loan markets, could adversely affect us;
•	real estate volatility and future changes in our disposition strategies could result in net proceeds that differ significantly from the fair value appraisals for our other real estate owned;
•	the information that we use in managing our credit risk may be inaccurate or incomplete, which may result in an increased risk of default and otherwise have an adverse effect on our business, results of operations and financial condition;
•	declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results;
•	our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio;
•	the introduction, implementation, withdrawal, success and timing of business initiatives and strategies, including, but not limited to, the opening of new banking centers or entering into new product lines, may be less successful or may be different than anticipated, which could adversely affect our business;
•	changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity;

•	we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition;
•	clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;
•	consumers may decide not to use banks to complete their financial transactions, which could affect net income;
•	our asset management business subjects us to a variety of risks;
•	negative public opinion could damage our reputation and adversely impact business and revenues;
•	we rely on other companies to provide key components of our business infrastructure;
•	we rely on our systems, employees, and certain counterparties, and certain failures, such as a security breach, could materially adversely affect our operations;
•	we may be subject to general claims and litigation liability;
•	regulation by federal and state agencies could adversely affect the business, revenue, and profit margins;
•	competition in the financial services industry is intense and could result in losing business or reducing margins;
•	future legislation could harm our competitive position;
•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;
•	we may not pay dividends on our common shares;
•	there may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares;
•	our liquidity is dependent upon our ability to receive dividends from our subsidiaries, which accounts for most of our revenue and could affect our ability to pay dividends, and we may be unable to enhance liquidity from other sources;
•	our results of operations depend upon the results of operations of our subsidiaries;
•	significant legal actions could subject us to substantial uninsured liabilities;
•	if our regulators deem it appropriate, they can take regulatory actions that could impact our ability to compete for new business, constrain our ability to fund our liquidity needs, and increase the cost of our services;
•	disruptions in our ability to access capital markets may negatively affect our capital resources and liquidity;
•	management’s ability to retain key officers and employees may change;
•	potential acquisitions may disrupt our business and dilute shareholder value and we may not be able to successfully consummate or integrate such acquisitions;
•	our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain;
•	changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition;
•	our disclosure controls and procedures may not prevent or detect all errors or acts of fraud;
•	our financial instruments carried at fair value expose us to certain market risks;

•	our revenues derived from our investment securities may be volatile and subject to a variety of risks;
•	we are subject to ongoing tax examinations in various jurisdictions, the Internal Revenue Service and other taxing jurisdictions may propose various adjustments to our previously filed tax returns and it is possible that the ultimate resolution of such proposed adjustments, if unfavorable, may be material to the results of operations in the period it occurs;
•	changes in tax laws could adversely affect our performance;
•	changes in national and local economic conditions could lead to higher loan charge-offs in connection with our acquisitions (the “Acquisitions”) of Peoples Community Bank (“Peoples”), Irwin Union Bank and Trust Company (“Irwin Union Bank”) and Irwin Union Bank, F.S.B. (“Irwin FSB”), all of which may not be supported by the loss sharing agreements with the Federal Deposit Insurance Corporation (“FDIC”);
•	Irwin Union Bank and certain of its subsidiaries, notably Irwin Home Equity Corporation, were and continue to be the subject of a number of claims and legal actions regarding their mortgage banking, mortgage and/or home equity lines of business activities that took place prior to September 18, 2009, and these matters may require significant resources and management attention;
•	the Acquisitions have increased First Financial’s commercial real estate loan portfolio, which have a greater credit risk than traditional residential mortgage loans;
•	certain fair value estimates and other measures associated with the assets of Peoples, Irwin Union Bank and Irwin FSB acquired from the FDIC, if materially inaccurate, could adversely affect our financial condition and results of operations;
•	First Financial Bank’s failure to fully comply with the loss-sharing provisions relating to the Acquisitions from the FDIC could jeopardize the loss-share coverage afforded to certain individual or pools of assets, rendering First Financial Bank financially responsible for the full amount of any losses related to such assets; and
•	the benefits of our FDIC loss-sharing agreements may be reduced or eliminated.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Our website address is www.bankatfirst.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;
•	our Current Reports on Form 8-K filed with the SEC on January 7, 2014, January 30, 2014, March 6, 2014, April 29, 2014, May 2, 2014, May 29, 2014, June 13, 2014, July 22, 2014 and July 24, 2014; and
•	the description of our common shares, without par value, contained in our Registration Statement on Form S-3 (File No. 333-173780) filed with the SEC on April 28, 2011, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

First Financial Bancorp.
255 East Fifth Street
Suite 2900
Cincinnati, Ohio 45202
Telephone: (877) 322-9530
Attention: Investor Relations

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

FIRST FINANCIAL BANCORP.

We are an approximately $6.5 billion bank holding company headquartered in Cincinnati, Ohio. As of March 31, 2014, First Financial, through its subsidiaries, operates primarily in Ohio, Indiana and Kentucky. These subsidiaries include a commercial bank, First Financial Bank, N.A. (“First Financial Bank” or the “Bank”). As of March 31, 2014 the Bank had 106 banking centers and 129 ATMs. We provide banking and financial services products through four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage business lines provide credit-based products, deposit accounts, retail brokerage, corporate cash management support and other services to commercial and consumer clients. The Bank also provides lending products, primarily equipment and leasehold improvement financing, for select concepts and franchisees in the quick service and casual dining restaurant sector throughout the United States. First Financial Wealth Management provides wealth planning, portfolio management, trust and retirement plan services and had approximately $2.5 billion in assets under management as of March 31, 2014.

Our principal executive offices are located at 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202 and our telephone number at that address is (513) 979-5782. We maintain an Internet website at www.bankatfirst.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges:
Excluding interest on deposits	27.01	21.52	19.56	36.00	26.37	10.52	37.62
Including interest on deposits	6.32	5.17	5.00	4.76	3.34	2.35	7.18

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income before income tax expense and fixed charges. Fixed charges exclude interest on uncertain tax positions which is classified with income tax expense in the consolidated financial statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not its subsidiaries. The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. These indentures are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” the “senior indenture” or the “subordinated indenture,” as applicable. The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. Prior to issuing any debt securities, we will select an indenture trustee for the indenture relating to the issuance of debt securities, qualify such indenture trustee under the Trust Indenture Act and execute such indenture.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The debt securities will not be secured by any of our assets. Neither the indentures nor the debt securities will limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the debt securities offered. The applicable prospectus supplement will describe the terms of any debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;
•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the aggregate principal amount of the debt securities;
•	the priority of payments on the debt securities;
•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;
•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates;
•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;
•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;
•	any event of default applicable to the debt securities;
•	any covenants included for the benefit of the holders of the debt securities;
•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;
•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;
•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;
•	restrictions, if any, on transfer, sale or other assignment of the debt securities;
•	whether the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;
•	any terms relating to the conversion of the debt securities into our common shares or preferred shares, including, without limitation, the time and place at which such debt securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;
•	any sinking fund or similar provisions applicable to the debt securities;
•	any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;
•	the denomination or denominations in which the debt securities are authorized to be issued;
•	whether any of the debt securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);
•	information describing any book-entry features of the debt securities;
•	whether any of the debt securities will be issued as “original issue discount” securities;
•	the place of payment on the debt securities;
•	each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;
•	the method of determining the amount of any payments on the securities which are linked to an index or determined by a formula;
•	if other than United States dollars, the currency or currencies in which payments on the debt securities will be payable, and whether the holder may elect payment to be made in a different currency;
•	the identity of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;
•	if other than the indenture trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of debt securities;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and
•	any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series.

You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered debt securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered debt securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer debt securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is United States dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the debt security;
•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;
•	change the time or place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;
•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;
•	reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture;
•	modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;
•	adversely affect any rights of conversion;
•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities, in any way that would be adverse to the holders of those securities; or
•	reduce the principal amount of original issue discount debt securities which could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a debt security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the indenture trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities;
•	to add to the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to provide for the acceptance of appointment by a successor indenture trustee;
•	to make provision for the conversion rights of the holders of the debt securities in certain events;
•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or
•	to modify, eliminate or add to the provisions of any indenture to conform our or the indenture trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•	in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and
•	any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the indenture trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the indenture trustee with written notice of a continuing event of default regarding the holder’s series of debt securities;
•	the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee, and offered indemnity satisfactory to the indenture trustee, to institute a proceeding for remedy;
•	the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and
•	the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;
•	failure to pay principal of, or any premium on, any senior debt security of that series when due;
•	failure to deposit any sinking fund payment for a senior debt security of that series when due;
•	failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;
•	acceleration of indebtedness in a principal amount in excess of $25,000,000 for money borrowed by us, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;
•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of senior debt securities.

The following will be events of default under the subordinated indenture with respect to the subordinated debt securities of a series:

•	failure to pay any interest on any subordinated debt security of that series or any coupon pertaining thereto when due, and continuance of such default for 30 days;
•	failure to pay principal of, or any premium on, any subordinated debt security of that series when due;
•	failure to deposit any sinking fund payment for a subordinated debt security of that series when due;
•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and
•	any other event of default regarding that series of subordinated debt securities.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;
•	any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;
•	any of our subordinated debt securities of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or
•	any default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and either (a) notice of such default has been given to us and to the indenture trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF CAPITAL STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not its subsidiaries. The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Amended and Restated Regulations, as amended (“Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should refer to, and read this summary together with, our Articles and Regulations to review all of the terms of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 160,000,000 common shares, without par value (“common shares”) and 10,000,000 preferred shares, with or without par value as determined by the Board (“preferred shares”). As of July 25, 2014, 68,730,731 of our common shares were issued, 57,713,480 of our common shares were outstanding, 11,017,251 of our common shares were held by us in treasury, and none of our preferred shares were issued or outstanding.

Common Shares

Holders of our common shares are entitled to:

•	cast one vote for each common share held of record on all matters submitted to a vote of shareholders;
•	receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and
•	share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of any preferential amounts to the holders of preferred shares, if any.

Holders of our common shares have no preemptive, subscription, preference, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that we may designate and issue in the future.

Subject to compliance with applicable federal and state securities laws, our common shares may be transferred without any restrictions or limitations. The transfer agent and registrar for our common shares is Registrar and Transfer Company.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “FFBC”. Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Our Articles authorize the Board to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of any stock exchange on which our securities may be listed, up to an aggregate of 10,000,000 preferred shares in one or more series.

Subject to the limitations described in the next paragraph, the Board is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares issued from time to time, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion rights, redemption and exchange rights, sinking fund requirements and liquidation rights. The Board may increase or decrease the number of shares of any series of preferred shares before or after the issue of that series, but not below the number of shares of such series then outstanding. If the number of preferred shares of any series is so decreased, the shares constituting such decrease will resume the status of authorized but unissued shares. Under Ohio law, the authority of a board to establish the par value of preferred shares is not settled even if such authority is provided in the corporation's articles. Consequently, our preferred shares will be issued without par value unless the Board determines to issue preferred shares with par value after having been advised by counsel that it has the authority to do so.

The Articles provide that the voting rights of each preferred share are limited to no more than one vote per share when voting as a class with the common shares, and the preferred shares will not vote as a separate class or series except as required by Ohio law. The Board has represented that it will not issue, without prior shareholder approval, any series of preferred shares for any defensive or anti-takeover purpose, for the purpose of implementing a shareholder rights plan, or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

The Board will fix the powers, designations, preferences and relative, participating, optional, conversion and other special rights of each series of preferred shares that we offer under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

The Board may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, restricting our ability to repurchase outstanding common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment and amount of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

As described below under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred shares, elect to offer fractional interests in preferred shares, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred shares.

The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Ohio Law

Our Articles contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our Board. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our Board. The following provisions of our Articles and Ohio law might have the effect of delaying, deterring or preventing a change in control of us and would operate only with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving the Company and certain persons described below.

The Ohio General Corporation Law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the articles of incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), our Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles, relatively difficult, and a vote of the holders of in excess of one-third of our outstanding common shares would be sufficient to prevent implementation of any of the corporate actions mentioned above.

Ohio Revised Code Section 1701.831 is a “control share acquisition” statute. The control share acquisition statute basically provides that any person acquiring shares of an “issuing public corporation” (which definition we meet) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 33 1/3%; (ii) 33 1/3% but not more than 50%; and (iii) more than 50%.

The purpose of the control share acquisition statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover. The provisions of the control share acquisition statute grant to our shareholders the assurance that they will have adequate time to evaluate the proposal of the acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person’s purchase in the same manner and with the same proxy information that would be available to them if a proposed merger of the Company were before them and, most importantly, that the interests of all shareholders will be taken into account in connection with such vote and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the purchase is approved.

The control share acquisition statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the control share acquisition statute could render approval of any control share acquisition difficult because it must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of such voting power, excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince our shareholders of the value and validity of the offer may cause such offer to be more financially attractive in order to gain shareholder approval.

Ohio Revised Code Chapter 1704 is a “merger moratorium” statute. The merger moratorium statute provides that, unless a corporation’s articles of incorporation or regulations otherwise provide, an “issuing public corporation” (which definition we meet) may not engage in a “Chapter 1704 transaction” for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the Chapter 1704 transaction is approved by the corporation’s board of directors prior to such transaction. A person who acquires such voting power is an “interested shareholder,” and “Chapter 1704 transactions” involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder if such transactions involve 5% of the assets or shares of the issuing public corporation or 10% of its earning power. After the initial three year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions. One significant effect of Chapter 1704 is to encourage a person to negotiate with a corporation’s board of directors prior to becoming an interested shareholder.

Ohio also has enacted Ohio Revised Code Section 1707.043, which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

In addition, Section 1701.59 of the Ohio Revised Code provides that, in determining what a director reasonably believes to be in the best interests of the corporation, such director may consider, in addition to the interests of the corporation’s shareholders, any of the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the State of Ohio and the United States, community and societal considerations and the long-term as well as the short-term interests in the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

The overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

DESCRIPTION OF DEPOSITARY SHARES

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Adjustments

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change. With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;
•	there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or
•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the holders of depositary receipts. Holders of depositary receipts will also pay such other charges and expenses (i) as are expressly provided in the deposit agreement to be for their accounts and (ii) for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary and its acceptance of such appointment. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The preferred stock depositary will forward to holders of depositary receipts any notice, reports and other communications that are delivered to the depositary and that we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred shares.

Limitation of Liability

We will not be liable, nor will the preferred stock depositary be liable, if we or the preferred stock depositary are prevented from or delayed, by law or any circumstances beyond our control, in performing our respective obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the warrants sets forth general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue warrants in one or more series to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following, as may be applicable: the title of the warrants; the total number of warrants to be issued and currently outstanding, if any; the consideration for which we will issue the warrants, including the applicable currency or currencies; anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants; the designation, number or amount and terms of the underlying securities issuable upon exercise of the warrants; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants, and any provisions for changes to or adjustments in the price; the dates on which the right to exercise the warrants will commence and expire; the procedures and conditions relating to the exercise of the warrants; whether the warrants will be in registered or bearer form; information with respect to book-entry registration and transfer procedures, if any; the minimum or maximum amount of warrants which may be exercised at any one time; the designation and terms of the related securities with which the warrants are issued and the number of warrants issued with each such security; the date, if any, on and after which the warrants and securities issued with the warrants will be separately transferable; a discussion of material United States federal income tax considerations; the identity of the warrant agent; and any other terms of the warrants, including terms, procedures, conditions and limitations relating to the exchange, transfer, redemption and exercise of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise, or to enforce covenants in the applicable indenture. Prior to the exercise of their warrants, holders of warrants exercisable for our common shares, preferred shares or depositary shares will not have any rights of holders of common shares, preferred shares or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase the securities at the exercise price set forth in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date, and in accordance with the procedures, set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants. Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Ohio.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights being offered and the applicable rights agreement (including the form of the rights certificate), including the following, as may be applicable: the date of determining the securityholders entitled to participate in the rights offering; the consideration for which we will issue the rights; the total number of rights to be issued; the designation, number or amount and terms of the underlying securities issuable upon exercise of the rights; the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of rights, and any provisions for changes to or adjustments in the price; the dates on which the holder’s ability to exercise the rights will commence and expire; the procedures and conditions relating to the exercise of the rights; the extent to which the rights will be transferable; the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering; a discussion of material United States federal income tax considerations applicable to the exercise of the rights; the identity of the rights agent; and any other terms of the rights, including terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Exercise Price

Each right will entitle its holder to purchase the underlying securities at the exercise price set forth in the applicable prospectus supplement. Our Board will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation: our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the securities offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the securities subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights

The manner of exercising rights will be set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will become void and have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Fees and Expenses

We will pay all fees charged by the rights agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the rights agent will pay such expenses.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our Board would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. The following description of stock purchase contracts sets forth certain general terms that may apply to the stock purchase contracts that we may offer under this prospectus. The specific terms of any stock purchase contracts will be described in the applicable prospectus supplement relating to the stock purchase contracts. We will file forms of the relevant documents as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any stock purchase contracts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. The price per common share, preferred share or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

DESCRIPTION OF UNITS

For purpose of this section, the terms “we,” “our” and “us” refer only to First Financial and not to its subsidiaries. We may issue units consisting of one or more debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities. The applicable prospectus supplement will describe the terms of any units being offered and the applicable unit agreement (including the form of unit), including the following, as may be applicable: the terms of the units and of the debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately; a discussion of material United States federal income tax considerations applicable to the units; and the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;
•	to or through dealers;
•	through agents;
•	directly to purchasers;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•	through a dividend, distribution, rights offering, forward contracts or similar arrangements;
•	through a combination of any of these methods of sale; or
•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
•	any initial public offering price;
•	any delayed delivery arrangements;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Cincinnati, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriter or agents by their own legal counsel.

EXPERTS

The consolidated financial statements of First Financial Bancorp. appearing in First Financial Bancorp.’s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of First Financial Bancorp.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$100,000,000

FIRST FINANCIAL BANCORP.

Common Shares

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

March 3, 2017